Exhibit 5.2

[Letterhead of O’Melveny & Myers LLP]

January 17, 2017

Sabra Health Care REIT, Inc.

18500 Von Karman Avenue, Suite 550

Irvine, CA 92612

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Sabra Health Care REIT, Inc., a Maryland corporation (the “Company”), Sabra Health Care Limited Partnership, a Delaware limited partnership, Sabra Capital Corporation, a Delaware corporation (together with Sabra Health Care Limited Partnership, the “Co-Issuers”) and certain of its direct and indirect subsidiaries (collectively, the “Guarantors”) in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on January 17, 2017 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an indeterminate amount of the following securities: (i) shares of the Company’s common stock, par value $.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $.01 per share (the “Preferred Stock”), in one or more series; (iii) debt securities of one or both the Co-Issuers, in one or more series (the “Debt Securities”), which will be issued pursuant to the indenture, dated as of May 23, 2013 (as amended and supplemented from time to time, the “Indenture”) among the Co-Issuers, the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”); (iv) guarantees by the Company and/or the Guarantors of the Debt Securities (the “Guarantees”), which will be issued pursuant to the Indenture; (v) warrants to purchase Common Stock or Preferred Stock (individually or collectively, the “Warrants”) to be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants; (vi) rights to purchase Common Stock or Preferred Stock (individually or collectively, the “Rights”) to be issued pursuant to a rights agreement (the “Rights Agreement”) between the Company and a rights agent to be appointed prior to the issuance of Rights; and (vii) units consisting of two or more series of Common Stock, Preferred Stock, Warrants and/or Rights (the “Units”) to be issued pursuant to a unit agreement (the “Unit Agreement”). The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Rights and Units are collectively referred to herein as the “Securities.”

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In our capacity as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

(i)	the Registration Statement;

(ii)	the Indenture;

(iii)	the charter of the Company and the charter or equivalent governing document of each of the Co-Issuers and the Guarantors, in each case as presently in effect;

(iv)	the Bylaws of the Company and the bylaws or equivalent governing document of each of the Co-Issuers and the Guarantors, in each case as presently in effect; and

(v)	certain resolutions adopted by the Board of Directors of the Company or equivalent managing body of each of the Co-Issuers and the Guarantors, relating to the registration of the issuance and sale of the Securities and related matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that New York law will be chosen to govern the Warrant Agreements, the Rights Agreements and the Unit Agreements and that such choice is a valid and legal provision. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

In connection with each of the opinions expressed below, we have assumed the matters set forth in paragraphs 1 through 7 in the opinion of Venable LLP, dated the date hereof, a copy of which has been delivered to you, as to matters of Maryland law. We have also assumed that, at or prior to the time of delivery of any Security, (i) the effectiveness of the Registration Statement has not been terminated or rescinded, (ii) an appropriate prospectus supplement with respect to such Security has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) each of the Company, the Co-Issuers and the Guarantors has been duly organized and is and will continue to be validly existing and in good standing under the law of its respective jurisdiction of organization, with all corporate, partnership, limited liability company or other power and authority to enter into each Indenture, Warrant Agreement, Rights Agreement or Unit Agreement to which it is a party and to perform its obligations thereunder, (iv) in connection with the issuance of the Debt Securities and the Guarantees, any Guarantees and any related supplemental indentures to the Indenture will have been duly authorized, executed and delivered by the Company, the Co-Issuers

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and the Guarantors, as applicable, and (v) there has not occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that the terms of the issuance and sale of any Security have been duly established in conformity with the charter and the Bylaws of the Company or the equivalent governing documents of the Co-Issuers and the Guarantors, as applicable, and that none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1. With respect to any series of Debt Securities offered under the Registration Statement (the “Offered Debt Securities”), when (i) the specific terms of the particular Offered Debt Securities have been duly established in accordance with the applicable Indenture; (ii) the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of any Offered Debt Securities have been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Debt Securities have been duly authorized, authenticated, executed, issued and delivered in accordance with the terms of the Indenture or any supplemental indenture and the applicable underwriting or other agreement (including, in the case of “book-entry” Offered Debt Securities, such Debt Securities being entered under the names of the purchasers thereof on the books of a depositary) against payment therefor, such Offered Debt Securities will be legally valid and binding obligations of the Co-Issuers, enforceable against the Co-Issuers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

2. With respect to any Guarantees offered under the Registration Statement (the “Offered Guarantees”), when the Offered Guarantees have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Indenture or any supplemental indenture thereto and the applicable underwriting or other agreement, the Offered Guarantees will be legally valid and binding obligations of the Company and/or the Guarantors, as the case may be, enforceable against the Company and/or the Guarantors, as the case may be, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

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3. With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Common Stock or Preferred Stock relating to such Offered Warrants have been duly authorized for issuance, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

4. With respect to any Rights offered under the Registration Statement (the “Offered Rights”), when (i) the Common Stock or Preferred Stock relating to such Rights have been duly authorized for issuance, (ii) the applicable Rights Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Rights have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Rights Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

5. With respect to any Units offered under the Registration Statement (the “Offered Units”), when (i) the Common Stock, Preferred Stock, Warrants or Rights relating to such Offered Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Units will be legally valid and binding obligations of the Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

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The law covered by this opinion is limited to the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.

Respectfully submitted,

/s/ O’Melveny & Myers LLP